February 20, 2020 Conduent Q4 2019 Earnings Results

Cautionary Statements Forward-Looking Statements This document contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” "aim," and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts; risk and impact of potential goodwill and other asset impairments; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from, or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non- GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. 2

Key Highlights

CONDUENT

Q4 / FY Financials(1)

- **Adj. Revenue: at top end of guidance ranges**
  - Q4'19 $1,099M; down (6.7)% Y/Y (ex divestitures), down (6.5)% in CC
  - FY'19 $4,431M; down (4.5)% Y/Y (ex divestitures), down (4.0)% in CC
- **Adj. EBITDA: in-line with mid-point of guidance range**
  - Q4'19 $130M, down (13.3)% Y/Y (ex divestitures)
  - FY'19 $493M down (7.9)% Y/Y (ex divestitures)
- **FY 2020 Guidance:** Establishing FY 2020 Revenue and Adj. EBITDA margin guidance ranges

Strategic & Operational Updates

- **Continued progress on growth, quality, and efficiency transformational pillars**
  - Continue to see early indications of technology incident rate and duration improvement
  - Net Promoter Score and anecdotal indicators showing initial improvement in client satisfaction
  - Additional progress made in attracting strong talent to drive transformation
  - Q1'20 new business signings expected to grow Q/Q and Y/Y
- **Completed Strategic and Operational review**
  - Differentiated portfolio investments focused on optimization, enhancement and expansion opportunities
  - Exploring potential divestitures...remaining price disciplined

(1) Refer to Appendix for complete Non-GAAP reconciliations of revenue, adjusted EBITDA. All metrics are adjusted to exclude divestitures.

3

Strategic & Operational Review Completed Next steps to strengthen go-forward Company: • Investment Criteria for Business Units: ◦ Optimize / Enhance / Expansion • Program management approach: ◦ Disciplined transformation project plan / initiatives: ▪ Growth ▪ Quality ▪ Efficiency • Possible Funding Alternatives: ◦ Cash-on-hand ◦ Revolver (target long-term net leverage ratio of 2.0x - 2.5x) ◦ Possible divestitures or other strategic sources 4

Conduent Growth Approach Optimize Enhance Expand Increase retention and margin Retain and grow through Expand into current and adjacent markets through productivity and better client product enhancements leveraging new technologies outcomes End-user Engagement Gov't Healthcare Commercial Healthcare (1) Transaction Processing Human Resources Services Transportation Gov't Services Gov't Payments Each business considered important with differing strategies for growth and disciplined investment Color Key: Transportation Commercial (1) Includes HR Outsourcing, BenefitWallet, and Learning. Government 5

Transformational Pillars Next Steps GOALS STRATEGY SELECT METRICS • Disciplined offering Growth development Revenue Retention • Brand & go-to-market Retain every client, sell new repositioning business, market leadership • Expand salesforce talent New Business Signings • Client retention program • Standardize service delivery SLA Performance Quality processes Consistent, high-quality service • Data center optimization Severity 1 Outages delivery • Command center • Technology modernization Client Satisfaction • Simplified & standardized Efficiency operating model AEBITDA Margin • Process improvement & Simplified & standardized governance operating model • Associate engagement Associate Retention 6

Financials

FY 2019 P&L Metrics Revenue(1) Adj. Operating Income(1) $5,000M $4,641M $4,431M $400M $321M $277M (4.5)% Y/Y (13.7)% Y/Y $2,500M (4.0)% in CC $200M $—M $—M FY '18 FY '19 FY '18 FY '19 GAAP: $5,393M $4,467M GAAP: $(395)M $(2,106)M Adj. EBITDA(1) (1) $750M • Revenue : down due to client attrition, price downs on renewals, volume pressure, and $535M insufficient new business $493M $500M (7.9)% Y/Y • Adj. Operating Income(1) and Adj. EBITDA(1): down due to revenue pressure, increased $250M investment, partially offset by reduced IT, real estate, and corporate function spend $—M FY '18 FY '19 • Adj. EBITDA Margin(1): 11.1%, down (40) bps Y/Y As Reported(2): $640M $494M (1) Refer to Appendix for complete Non-GAAP reconciliations of revenue, adjusted operating income, and adjusted EBITDA/margin. These metrics are adjusted to exclude divestitures. 8 (2) Includes divested businesses.

FY 2019 P&L by Segment

CONDUENT

Revenue[1]


Transportation, $781M
7.1% Y/Y
8.2% in CC
Commercial, $2,385M
(6.5)% Y/Y
(5.8)% in CC
Government, $1,263M
(6.5)% Y/Y
(6.5)% in CC

Adj EBITDA[1] Contributions


(9)% Y/Y
$542M
(6)% Y/Y
$423M
5% Y/Y
$157M
$(629)M
$493M
Commercial
Government
Transportation
Unallocated Shared Infrastructure & Corporate Costs
Adjusted EBITDA

- **Commercial:** decline driven by lost business, volume pressure, and price declines from renewals
- **Government:** decline driven by lost business and price / scope changes associated with large renewal from 1H'19
- **Transportation:** increase driven by new international transit business ramp and domestic tolling volume increases

- **Commercial:** margin down (80) bps; AEBITDA decline primarily driven down by revenue, partially offset with reduced IT, labor, and RE
- **Government:** margin up 10 bps; AEBITDA decline primarily driven down by revenue and partially offset by reduced IT
- **Transportation:** margin down (30) bps; AEBITDA growth impacted positively by revenue and reduced IT
- **Unallocated shared costs:** spend decreased 3% Y/Y

(1) Refer to Appendix for complete Non-GAAP reconciliations of revenue and adjusted EBITDA/margin. Revenue and Adjusted EBITDA exclude impact from divested operations.

9

Q4 / FY 2019 Cash Flow and Balance Sheet

CONDUENT

FY Cash Balance



$765M
$57M
$(118)M
$(19)M
$(180)M
$505M
Cash Beginning of Year
Adjusted Free Cash Flow (1)
Less Texas Litigation Payments
Less Other Adjustments included in Adj FCF
Financing and Investing Cash Flow (Less CapEx)
Cash End of Year

- Q4 / FY Adj. Free Cash Flow[1]: $293M / $57M
- Q4 / FY Capex as % of revenue: 5.2% / 4.8%
- Revolver remains undrawn[2]

Balance Sheet

($ in millions)	12/31/2018	12/31/2019
Total Cash[3]	$765	$505
Total Debt[3]	1,567	1,514
Term Loan A[4,5] due 2022	705	664
Term Loan B[4] due 2023	833	824
10.5% Senior Notes due 2024	34	34
Capital Leases	26	17
Net adjusted leverage ratio[6]	1.2x	2.1x

Debt Maturity[5,7]



$1,000M
$750M
$500M
$250M
$—M
$50M
$84M
$571M
$800M
$34M
2020
2021
2022
2023
2024

(1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted Free Cash Flow.
(2) $667M of available capacity under Revolving Credit Facility as of December 31, 2019.
(3) Total Cash includes $9M of restricted cash and Total debt excludes deferred financing costs.
(4) Revolving credit facility and Term Loan A interest rate is LIBOR + 175 bps; Term Loan B is LIBOR + 250 bps effective June 28, 2018.
(5) Term Loan A includes EUR 242M, converted to USD conversion rates on December 31, 2019.
(6) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). Adjusted ratio uses total Debt which excludes deferred financing costs.
(7) Debt maturity amounts exclude $17M of finance leases and $(25)M of debt issuance costs and unamortized discounts.

10

Key Sales Metrics TCV Signings and Renewal Rate New Business (ARR and NRR) $1,800M 120% $300M 92% 92% 93% $1,200M 76% 90% $200M $57M $906M 60% $600M 60% $49M $100M $43M $42M $485M $140M $621M $727M $512M $506M $32M $84M $71M $74M $225M $328M $234M $209M $52M $—M 30% $—M Q4' 18 Q1' 19 Q2' 19 Q3' 19 Q4' 19 Q4' 18 Q1' 19 Q2' 19 Q3' 19 Q4' 19 New Business Renewal Renewal Rate NB ARR Year 1 NB NRR Pipeline Renewals: $30B $22B • Q4 2019: 76% (end-user engagement and tolling) $20B $21B $18B $18B • FY 2019: 81% (impacted by California Medicaid) $20B $12B $12B $12B New Business Signings TCV: $10B $11B $10B • Q4 2019: $209M, down (66)% Y/Y. Difficult compare (signed large customer in Q4 2018) • Expect Q1'20 new business signings growth Q/Q and Y/Y $—B Q4' 18 Q1' 19 Q2' 19 Q3' 19 Q4' 19 Pipeline: • Both total and 12-month stabilizing 12 Month Rolling Pipeline Cumulative Pipeline 11 Note: All metrics on page are adjusted to exclude divested operations as required.

FY 2020 Guidance FY 2019 Completed Adjusted FY FY 2020 $ in Millions Divestiture (4) Reported Impact(3) 2019 Guidance Revenue $4.47B $(36)M $4.43B Down (6) - (8)% (Constant Currency)(1,2) Adj. EBITDA / Adj. EBITDA $494M $(1)M $493M / 11.1% 10.5% - 11.5% Margin(2) Adj. Free Cash Flow(2) as % of 12% 15 - 20% Adj. EBITDA Guidance excludes incremental growth investment as a result of strategic review Note: Please refer to the "Non-GAAP Outlook" in Appendix for certain non-GAAP information regarding outlook. (1) Year-over-year revenue growth comparison at constant currency. (2) Refer to Appendix for Non-GAAP reconciliations of revenue, adjusted EBITDA / margin and adjusted FCF and for impact from completed divestitures. FY 2019 adjusted FCF adjusted for Texas- related litigation and other specified items, but does not exclude cash generated from operations of businesses we have since divested. (3) Includes all completed divestitures. (4) Adjusted for completed divestitures referenced in Appendix. 12

Q&A 13

Appendix 14

Modeling Considerations Metric 2020 Guidance Taxes Expect $50M - $60M in cash taxes for FY 2020 and adjusted tax rate of 29 - 32% Restructuring Expect ~$50M for FY 2020 Interest Expect $70M - $75M for FY 2020 depending on interest rates Texas Litigation Payments Final $118M paid in January 2020 15

Q4 2019 P&L Metrics Revenue(1) Adj. Operating Income(1) $1,500M $150M $1,178M $1,099M $98M $1,000M $100M (6.7)% Y/Y (24.0)% Y/Y $74M (6.5)% in CC $500M $50M $—M $—M Q4 '18 Q4 '19 Q4 '18 Q4 '19 GAAP: $1,282M $1,099M GAAP: $(143)M $(635)M Adj. EBITDA(1) $200M • Revenue(1): down due to client attrition, volume $150M and price pressure, and insufficient new business $150M $130M (13.3)% Y/Y $100M • Adj. Operating Income(1) and Adj. EBITDA(1): down due to revenue pressure and increased $50M investments $—M • Adj. EBITDA Margin(1): 11.8%, down (90) bps Y/Y Q4 '18 Q4 '19 As Reported(2): $156M $130M (1) Refer to Appendix for complete Non-GAAP reconciliations of revenue, adjusted operating income, and adjusted EBITDA/margin. These metrics are adjusted to exclude divestitures. 16 (2) Includes divested businesses.

Q4 2019 P&L by Segment Revenue(1) Adj EBITDA(1) Contributions (5)% Y/Y (3)% Y/Y Transportation, $202M $38M $113M 6.9% Y/Y 7.4% in CC (12)% Y/Y $145M $130M $(166)M Commercial, $604M (7.1)% Y/Y Government, $292M (6.8)% in CC Commercial Government Transportation Unallocated Adjusted Shared EBITDA (13.4)% Y/Y Infrastructure (13.4)% in CC & Corporate Costs • Commercial: decline driven by lost business and volume • Commercial: primarily driven down by revenue pressure • Government: primarily driven down by revenue and • Government: decline driven by ramp off of lost business and price and scope changes associated with large partially offset by reduced IT spend eligibility renewal that occurred earlier in 2019 • Transportation: impacted positively by revenue and • Transportation: increase driven by new business ramp in reduced IT spend, offset by increased cost of delivery international transit • Unallocated shared costs: of $(166)M, (1)% increased spend Y/Y (1) Refer to Appendix for complete Non-GAAP reconciliations of revenue and adjusted EBITDA/margin. Revenue and Adjusted EBITDA exclude impact from divested operations. 17

Definitions TCV: Total contract value. Signings are defined as estimated future revenues from contracts signed during the period, including renewals of existing contracts. Total Contract Value (TCV) is the estimated total contractual revenue related to signed contracts. Excludes the impact of divested business as required. Renewal Rate: Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Excludes the impact of divested business as required. New Business Annual Recurring Revenue Year 1: Single year revenue amount of ARR for New Business. Excludes the impact of divested business as required. New Business Non-Recurring Revenue: Total non-recurring revenue for New Business. Excludes the impact of divested business as required. 12 Month Rolling New Business Pipeline: New Business TCV pipeline of deals in all sell stages over a rolling 12 months. Excludes the impact of divested business as required. Total New Business Pipeline: Total New Business TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. 18

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items as applicable to the particular measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • (Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and the write down of the associated unamortized discount and issuance costs. • Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for the State of Texas litigation, Student Loan Service exposures and certain significant terminated contracts that are subject to litigation. • Other charge (credit). This comprises other (income) expenses, net, costs associated with the Company not fully completing the State of New York Health Enterprise Platform project and the Health Enterprise Medical platform projects in California and Montana and other adjustments. • 2019 and 2018 divestitures. (Revenue) / (Income) loss from divestitures. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 19

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • (Gain) loss on extinguishment of debt. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • 2019 and 2018 divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our divestitures. 20

Non-GAAP Financial Measures Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization and Contract Inducement Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • (Gain) loss on extinguishment of debt. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • 2019 and 2018 divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. 21

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions, and debt buyback tax benefit, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, NY MMIS, HE charge, goodwill impairment, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. 22

Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA (in millions) Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 FY 2019 FY 2018 ADJUSTED REVENUE Revenue $ 1,282 $ 1,158 $ 1,112 $ 1,098 $ 1,099 $ 4,467 $ 5,393 Adjustment: 2019 and 2018 divestitures(1) (104) (36) — — — (36) (752) Adjusted Revenue $ 1,178 $ 1,122 $ 1,112 $ 1,098 $ 1,099 $ 4,431 $ 4,641 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ (140) $ (308) $ (1,029) $ (16) $ (581) $ (1,934) $ (416) Adjustments: Amortization of acquired intangible assets(2) 61 62 61 61 62 246 242 Restructuring and related costs 13 16 26 8 21 71 81 (Gain) loss on extinguishment of debt — — — — — — 108 Goodwill impairment — 284 1,067 — 601 1,952 — (Gain) loss on divestitures and transaction costs 33 14 2 3 6 25 42 Litigation costs (recoveries), net 114 12 1 2 2 17 227 Other charges (credits) 3 (1) 5 (8) (1) (5) 2 Total Non-GAAP Adjustments 224 387 1,162 66 691 2,306 702 Income tax adjustments(3) (26) (47) (103) (13) (69) (232) (56) Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 58 $ 32 $ 30 $ 37 $ 41 $ 140 $ 230 23

CONTINUED (in millions) Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 FY 2019 FY 2018 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ (143) $ (338) $ (1,119) $ (14) $ (635) $ (2,106) $ (395) Adjustment: Total Non-GAAP Adjustments 224 387 1,162 66 691 2,306 702 Adjusted PBT (Before Adjustment for Divestitures) 81 49 43 52 56 200 307 2019 and 2018 divestitures(1) (3) (1) — — — (1) (98) Adjusted PBT $ 78 $ 48 $ 43 $ 52 $ 56 $ 199 $ 209 Income tax expense (benefit) $ (3) $ (30) $ (90) $ 2 $ (54) $ (172) $ 21 Income tax adjustments(3) 26 47 103 13 69 232 56 Adjusted Income Tax Expense (Benefit) 23 17 13 15 15 60 77 Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 58 $ 32 $ 30 $ 37 $ 41 $ 140 $ 230 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (143) $ (338) $ (1,119) $ (14) $ (635) $ (2,106) $ (395) Adjustment: Total non-GAAP adjustments 224 387 1,162 66 691 2,306 702 Interest expense 20 20 20 20 18 78 112 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 101 69 63 72 74 278 419 2019 and 2018 divestitures(1) (3) (1) — — — (1) (98) Adjusted Operating Income (Loss) $ 98 $ 68 $ 63 $ 72 $ 74 $ 277 $ 321 24

CONDUENT

CONTINUED

(in millions)	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	FY 2018
ADJUSTED EBITDA							
Income (Loss) From Continuing Operations	$ (140)	$ (308)	$ (1,029)	$ (16)	$ (581)	$ (1,934)	$ (416)
Income tax expense (benefit)	(3)	(30)	(90)	2	(54)	(172)	21
Depreciation and amortization	115	115	112	115	117	459	460
Contract inducement amortization	1	1	—	1	1	3	3
Interest expense	20	20	20	20	18	78	112
EBITDA Before Adjustment for Divestitures	(7)	(202)	(987)	122	(499)	(1,566)	180
2019 and 2018 divestitures[1]	(3)	(1)	—	—	—	(1)	(98)
2018 divestitures depreciation and amortization[1]	(3)	—	—	—	—	—	(7)
EBITDA	(13)	(203)	(987)	122	(499)	(1,567)	75
Adjustments:							
Restructuring and related costs	13	16	26	8	21	71	81
(Gain) loss on extinguishment of debt	—	—	—	—	—	—	108
Goodwill impairment	—	284	1,067	—	601	1,952	—
(Gain) loss on divestitures and transaction costs	33	14	2	3	6	25	42
Litigation costs (recoveries), net	114	12	1	2	2	17	227
Other charges (credits)	3	(1)	5	(8)	(1)	(5)	2
Adjusted EBITDA Before Adjustment for Divestitures	$ 156	$ 123	$ 114	$ 127	$ 130	$ 494	$ 640
Adjusted EBITDA	$ 150	$ 122	$ 114	$ 127	$ 130	$ 493	$ 535

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*

25

CONDUENT

Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations

(Amounts are in whole dollars, shares are in thousands and margins are in %)	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	FY 2018
ADJUSTED DILUTED EPS[1]							
Weighted Average Common Shares Outstanding	207,103	207,944	208,496	209,626	211,190	209,318	206,056
Adjustments:							
Stock options	45	27	7	—	—	—	97
Restricted stock and performance units / shares	3,480	2,783	2,814	1,509	2,106	2,157	3,481
Adjusted Weighted Average Common Shares Outstanding	210,628	210,754	211,317	211,135	213,296	211,475	209,634
Diluted EPS from Continuing Operations	$ (0.69)	$ (1.49)	$ (4.94)	$ (0.09)	$ (2.76)	$ (9.29)	$ (2.06)
Adjustments:							
Total non-GAAP adjustments	1.07	1.85	5.56	0.31	3.26	11.01	3.38
Income tax adjustments[2]	(0.12)	(0.22)	(0.49)	(0.06)	(0.32)	(1.10)	(0.27)
Adjusted Diluted EPS Before Adjustment for Divestitures	$ 0.26	$ 0.14	$ 0.13	$ 0.16	$ 0.18	$ 0.62	$ 1.05
ADJUSTED EFFECTIVE TAX RATE							
Effective tax rate	2.1 %	8.9 %	8.0 %	(14.3)%	8.5 %	8.2 %	(5.3)%
Adjustments:							
Total non-GAAP adjustments	26.3 %	25.8 %	22.2 %	43.1 %	18.3 %	21.8 %	30.4 %
Adjusted Effective Tax Rate[2]	28.4 %	34.7 %	30.2 %	28.8 %	26.8 %	30.0 %	25.1 %

26

CONTINUED

(Margins are in %)	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	FY 2018
ADJUSTED OPERATING MARGIN							
Income (Loss) Before Income Taxes Margin	(11.2)%	(29.2)%	(100.6)%	(1.3)%	(57.8)%	(47.1)%	(7.3)%
Adjustments:							
Total non-GAAP adjustments	17.5 %	33.5 %	104.5 %	6.1 %	62.9 %	51.6 %	13.0 %
Interest expense	1.6 %	1.7 %	1.8 %	1.8 %	1.6 %	1.7 %	2.1 %
Margin for Adjusted Operating Income Before Adjustment for Divestitures	7.9 %	6.0 %	5.7 %	6.6 %	6.7 %	6.2 %	7.8 %
2019 and 2018 divestitures[3]	0.4 %	0.1 %	— %	— %	— %	0.1 %	(0.9)%
Margin for Adjusted Operating Income	8.3 %	6.1 %	5.7 %	6.6 %	6.7 %	6.3 %	6.9 %
ADJUSTED EBITDA MARGIN							
EBITDA Margin Before Adjustment for Divestitures	(0.5)%	(17.4)%	(88.8)%	11.1 %	(45.4)%	(35.1)%	3.3 %
2019 and 2018 divestitures[3]	(0.6)%	(0.7)%	— %	— %	— %	(0.3)%	(1.7)%
EBITDA Margin	(1.1)%	(18.1)%	(88.8)%	11.1 %	(45.4)%	(35.4)%	1.6 %
Total non-GAAP adjustments	12.7 %	28.0 %	99.1 %	0.5 %	57.2 %	46.2 %	8.6 %
2019 and 2018 divestitures[3]	0.6 %	0.7 %	— %	— %	— %	0.3 %	1.7 %
Adjusted EBITDA Margin Before Adjustment for Divestitures	12.2 %	10.6 %	10.3 %	11.6 %	11.8 %	11.1 %	11.9 %
2019 and 2018 divestitures[3]	0.5 %	0.3 %	— %	— %	— %	— %	(0.4)%
Adjusted EBITDA Margin	12.7 %	10.9 %	10.3 %	11.6 %	11.8 %	11.1 %	11.5 %

1. *Average shares for the 2019 and 2018 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $3 million per each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

27

Non-GAAP Reconciliation: Adj. Free Cash Flow Three Months Ended Year Ended December 31, December 31, (in millions) 2019 2018 2019 2018 Operating Cash Flow $ 348 $ 253 $ 132 $ 283 Cost of additions to land, buildings and equipment (39) (60) (148) (179) Proceeds from sales of land, buildings and equipment — 1 2 13 Cost of additions to internal use software (18) (14) (67) (45) Tax payment related to divestitures 1 50 9 90 Vendor financed capital leases (3) — (3) (14) Free Cash Flow $ 289 $ 230 $ (75) $ 148 Free Cash Flow $ 289 $ 230 $ (75) $ 148 Transaction costs 1 14 14 33 Transaction costs tax benefit 3 (5) — (5) Debt buyback tax benefit — (26) — (26) Texas litigation payments — — 118 — Deferred compensation tax benefit — (31) — (31) Deferred compensation payments and adjustments — 77 — 99 Adjusted Free Cash Flow $ 293 $ 259 $ 57 $ 218 28

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